  EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, John A. Brda, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report on Form 10-K of Torchlight Energy Resources, Inc. for the year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Torchlight Energy Resources, Inc.

/s/ John A. Brda
John A. Brda,
Chief Executive Officer (Principal Executive Officer)

Date: March 16, 2020

I, Roger Wurtele, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report on Form 10-K of Torchlight Energy Resources, Inc. for the year ended December 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Torchlight Energy Resources, Inc.

/s/ Roger Wurtele
Roger Wurtele,
Chief Financial Officer (Principal Financial Officer)

Date: March 16, 2020

The foregoing certification is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not to be incorporated by reference into any filing of Torchlight Energy Resources, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.